Exhibit 28.3

                                     FORM 15


        Telco Communications, Inc. December 31, 1997 Form 10-KSB Page 23

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 15

Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

Commission File Number: 33-1933 3-D

Telco Communications, Inc. formerly  Cody Capital Corporation
(Exact name of registrant as specified in its charter)

4 Normandy Drive, Kenner LA 70065            (504) 466-7004
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Common Stock
(Title of each class of securities covered by this Form)

None
(Titles of all other classes of securities for which a duty to file reports under section 13(a) or 15(d) remains)

Please place an X in the box(es) to designate the appropriate rule provision(s) relied upon to terminate or suspend the duty to file reports:

Rule 12g-4(a)(1)(ii)  [X]

Approximate  number of holders of record as of the certification or notice date:
268


Pursuant to the requirements of the Securities Exchange Act of 1934 (Name of registrant as specified in charter) has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.


DATE: January 27, 1998                                 BY:              /S/
                                                               William Stocker
                                                          special counsel


        Telco Communications, Inc. December 31, 1997 Form 10-KSB         Page 24